SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.   20549

                        FORM 8-K

                     CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                    July 9, 1999 (July 2, 1998)

                     Sport Supply Group, Inc.
   (Exact name of registrant as specified in its charter)

   Delaware                     1-10704           75-2241783
(State or other               (Commission File    (IRS Employer
jurisdiction of                Number)            Identification No.)
incorporat ion)

            1901 Diplomat Drive, Farmers Branch, Texas  75234
           (Address of principal executive offices) (Zip Code)

            Registrant's telephone number, including area code:
                             (972) 484-9484

                              Not Applicable
       (Former name or former address, if changed since last report)


Item 5.  Other Events

Incorporated herein by reference is a press release attached hereto as Exhibit 5(a) and previously released by Registrant through media sources concerning a lawsuit filed by the Registrant as the result of a notice delivered by MacMark
Corporation purportedly terminating the Registrant's rights under a license to use the MacGregor trademark.

Exhibits Index:
Description of Exhibit
5(a) Press Release

                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Sport Supply Group, Inc.


Date:  July 9, 1999          By: /s/ John P. Walker
                                     John P. Walker
                                     President, Chief Operating
                                     Officer and Chief
                                     Financial Officer